Exhibit (n)(1)

Columbus Life Insurance Company Separate Account 1	Pinnacle II

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated April 28, 2015, except for Note 1A, which is as of February 5, 2016, with respect to the statutory-basis financial statements of Columbus Life Insurance Company, in Post-Effective Amendment No. 13 to the Registration Statement (Form N-6 No. 333-121135) and Amendment No. 45 to the Registration Statement (Form N-6 No. 811-09337) of Columbus Life Insurance Company Separate Account 1.

/s/ Ernst & Young LLP

Cincinnati, Ohio
February 5, 2016